Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-66610, 333-48381 and 333-35367) pertaining to the QAD Inc. employee benefit plans listed on the facing sheets thereof of our report dated January 27, 2003, with respect to the consolidated financial statements of BDM UK Limited included in this Current Report (Form 8-K/A) of QAD Inc. dated February 14, 2003.

ERNST & YOUNG LLP

Birmingham, England
February 14, 2003